Exhibit 99.1

McEWEN MINING ADDRESSES NEW YORK STOCK EXCHANGE LISTING REQUIREMENTS

TORONTO, ONTARIO - (July 2, 2015) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) announced today that it has fallen below the New York Stock Exchange (“NYSE”) continued listing requirement related to the price of its common stock.  The NYSE requires that the average closing price of a listed company’s common stock be above US$1.00 per share, calculated over a period of 30 consecutive trading days.  The Company was advised by the NYSE on July 1, 2015 that the average price of our common stock for the previous 30 trading days was below US$1.00 per share

Under the NYSE’s rules, McEwen Mining has a period of six months from July 1, 2015, the date of the Company’s acknowledgement, to bring its share price and 30 day average closing share price back above US$1.00.   During this period, McEwen Mining’s common stock will continue to trade on the NYSE, subject to all other continued listing requirements. The Company’s listing on the Toronto Stock Exchange (“TSX”) is unaffected by any actions of the NYSE.

“We do not believe that McEwen Mining’s current share price is reflective of the true value of the Company’s assets.  Our share price has been under pressure as a result of the decline in gold and silver prices and a general reduction in financing options that have affected many companies in the mining space. The Company values its NYSE listing and will evaluate measures to bring our share price into compliance with listing requirements” said Rob McEwen, Chairman and Chief Owner.  “We have recently initiated a dividend distribution based on our improving operational performance and growing cash reserves, and we beat our Q2 production guidance at the El Gallo Mine, the third consecutive quarter with record production. We expect to continue our production success over the remainder of the year, maintaining guidance for production and costs” he added.

At the end of the six-month remedy period, if the share price has not recovered, the Company’s stock will be subject to NYSE suspension and delisting procedures.

ABOUT MCEWEN MINING (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for the S&P 500 by creating a high growth gold/silver producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest), the El Gallo 1 mine and El Gallo 2 project in Sinaloa, Mexico, the Gold Bar project in Nevada, USA, and the Los Azules copper project in San Juan, Argentina.

As of July 2, 2015 McEwen Mining has an aggregate of 300,530,174 shares of common stock outstanding and issuable upon the exchange of the exchangeable shares. Rob McEwen, Chairman and Chief Owner, owns 25% of the shares of the Company (assuming all outstanding Exchangeable Shares are exchanged for an equivalent amount of Common Shares).

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu	Christina McCarthy	150 King Street West
Investor Relations	Director of Corporate Development	Suite 2800,P.O. Box 24
(647) 258-0395 ext 320	(647) 258-0395 ext 390	Toronto, Ontario, Canada
info@mcewenmining.com	corporatedevelopment@mcewenmining.com	M5H 1J9
(866) 441-0690

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